UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 1996


                           OMEGA HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                                     0-19283
                            (Commission File Number)


                                   63-0858713
                      (I.R.S. Employer Identification No.)


     5100 Poplar Avenue, Suite 2100, Memphis, Tennessee             38137
         (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code: 901-683-7868


                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Acquisition or Disposition of Assets.

On September 10, 1996, Omega Health Systems of North Texas, Inc., a wholly-owned subsidiary of the Registrant, completed the acquisition of substantially all of the net assets of EyeCare and SurgeryCenter of North Texas, P.A. and ECSC
Retina, P.A., two Dallas, Texas, professional associations which practice ophthalmology in exchange for 771,429 shares of the Registrant's common stock. Omega Health Systems of North Texas, Inc. will manage the practices pursuant to long-term management agreements.

Also on September 10, 1996, Omega Surgical Associates of North Texas, Inc. (OSANTI), a wholly-owned subsidiary of the Registrant, and SurgEyeCare, Inc. entered into a partnership agreement to form SurgEyeCare General Partnership (the "Partnership"). Under the terms of the partnership agreement, OASNTI contributed $4,550,000 cash to the Partnership and SurgEyeCare, Inc. contributed assets with an agreed value of $6,100,000. After the initial capital contributions, the Partnership distributed $4,476,438 in cash to SurgEyeCare, Inc. After these transactions, OSANTI owns a 75% interest in the Partnership and SurgEyeCare, Inc. owns a 25% interest. Under the terms of the partnership agreement, OSANTI is designated as managing partner.

The Registrant financed the contribution to the Partnership, in part, with the proceeds of a $3,280,000 acquisition term loan from a commercial bank.

Item 2.  Financial Statements and Exhibits.

      (a)   Financial Statements of the Business Acquired

            To be filed by amendment.

      (b)   Exhibits

      2.1   Press Release dated September 11, 1996
      2.2 Asset Exchange Agreement dated as of August 31, 1996 by and between EyeCare and Surgery Center of North Texas, P.A. and Omega Health Systems of North Texas, Inc.
      2.3 Asset Exchange Agreement dated as of August 31, 1996 by and between ECSC Retina, P.A. and Omega Health Systems of North Texas, Inc.
      2.4   Management Agreement dated as of August 31, 1996
      2.5   Partnership Agreement of  SurgEyeCare General Partnership







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               OMEGA HEALTH SYSTEMS, INC.


Date:  September 25, 1996      By:  /S/ RONALD L. EDMONDS
                               -----------------------
                               Ronald L. Edmonds
                               Senior Vice President and Chief Financial Officer




































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